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                                                                    Exhibit 10.1

                                                                       METAPHORE
                                                                    CONFIDENTIAL

                         METAPHORE PHARMACEUTICALS, INC.

                             1998 STOCK OPTION PLAN

                (AS AMENDED AND RESTATED EFFECTIVE MAY 14, 2004,
EFFECTIVE WITH RESPECT TO ALL BENEFITS GRANTED UNDER THE PLAN AND THE PRIOR PLAN
                 INCLUDING THOSE BENEFITS GRANTED BEFORE 2003.)

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                         METAPHORE PHARMACEUTICALS, INC.

                             1998 STOCK OPTION PLAN

                 (as amended and restated effective May 14, 2004,
      effective with respect to all Benefits granted under the Plan and the
            Prior Plan including those Benefits granted before 2003.)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.   NAME AND PURPOSE                                                         1
        1.1   Name                                                            1
        1.2   Purpose                                                         1

2.   DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION                           1
        2.1   General Definitions                                             1
              2.1.1  Affiliate                                                1
              2.1.2  Agreement                                                1
              2.1.3  Benefit                                                  1
              2.1.4  Board                                                    1
              2.1.5  Board Advisor                                            2
              2.1.6  Business Entity                                          2
              2.1.7  Cause                                                    2
              2.1.8  Change of Control                                        2
              2.1.9  Code                                                     3
              2.1.10 Company                                                  3
              2.1.11 Committee                                                3
              2.1.12 Common Stock                                             3
              2.1.13 Director                                                 3
              2.1.14 Effective Termination Event                              3
              2.1.15 Employee                                                 3
              2.1.16 Employer                                                 3
              2.1.17 Fair Market Value                                        3
              2.1.18 ISO                                                      4
              2.1.19 NQSO                                                     4
              2.1.20 Option                                                   4
              2.1.21 Parent                                                   4
              2.1.22 Participant                                              4
              2.1.23 Plan                                                     4
              2.1.24 Prior Plan                                               4
              2.1.25 Related Entity                                           5
              2.1.26 Reload Option                                            5
              2.1.27 SAR                                                      5
              2.1.28 Scientific Advisory Board Members                        5


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                 2.1.29 Share                                                  5
                 2.1.30 Subsidiary                                             5
         2.2     Other Definitions                                             5
         2.3     Conflicts                                                     5

3.    COMMON STOCK                                                             6
         3.1     Number of Shares                                              6
         3.2     Reusage                                                       6
         3.3     Adjustments                                                   6

4.    ELIGIBILITY                                                              6
         4.1     Determined By Committee                                       6

5.    ADMINISTRATION                                                           6
         5.1     Committee                                                     6
         5.2     Authority                                                     7
         5.3     Delegation                                                    7
         5.4     Determination                                                 7

6.    AMENDMENT OF PLAN                                                        8
         6.1     Power of Board                                                8
         6.2     Limitation                                                    8

7.    TERM AND TERMINATION OF PLAN                                             8
         7.1     Term                                                          8
         7.2     Termination                                                   8

8.    MODIFICATION OF BENEFITS                                                 8
         8.1     General Right of Committee                                    8
         8.2     Restriction                                                   8

9.    CHANGE OF CONTROL                                                        9
         9.1     Committee Discretion to Protect Benefits                      9
         9.2     Automatic Accelerated Vesting of Benefits                     9

10.   AGREEMENTS                                                               9
         10.1    Grant Evidenced By Agreement                                  9
         10.2    Provisions of Agreement                                      10
         10.3    Transferability                                              10

11.   REPLACEMENT AND TANDEM AWARDS                                           10
         11.1    Replacement                                                  10
         11.2    Tandem Awards                                                10

12.   PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING                            10
         12.1    Payment                                                      10
         12.2    Dividend Equivalents                                         11
         12.3    Deferral                                                     11


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         12.4    Withholding                                                  11

13.   OPTIONS                                                                 11
         13.1    Types of Options                                             11
         13.2    Grant of ISOs and Option Price                               11
         13.3    Other Requirements for ISOs                                  12
         13.4    NQSOs                                                        12
         13.5    Determination by Committee                                   12

14.   SARS                                                                    12
         14.1    Grant and Payment                                            12
         14.2    Grant of Tandem Award                                        12
         13.3    ISO Tandem Award                                             12
         14.4    Payment of Awards                                            12

15.   MISCELLANEOUS PROVISIONS                                                12
         15.1    Underscored References                                       12
         15.2    Number and Gender                                            13
         15.3    Unfunded Status of Plan                                      13
         15.4    Termination of Employment                                    13
         15.5    Designation of Beneficiary                                   14
         15.6    Governing Law                                                15
         15.7    Purchase for Investment                                      15
         15.8    No Employment Contract                                       15
         15.9    No Effect on Other Benefits                                  15
         15.10   Restrictions                                                 15


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                         METAPHORE PHARMACEUTICALS, INC.

                             1998 STOCK OPTION PLAN

                (as amended and restated effective May 14, 2004, effective with respect to all Benefits granted under the Plan and the Prior Plan including those Benefits granted before 2003.)

1    NAME AND PURPOSE

     1.1  NAME.

          The name of this Plan is the "Metaphore Pharmaceuticals, Inc. 1998 Stock Option Plan."

     1.2  PURPOSE.

          The Company has established this Plan to attract, retain, motivate and reward Employees and other individuals and to encourage ownership of the Company's Common Stock by Employees and other individuals.

2    DEFINITIONS OF TERMS AND RULES OF CONSTRUCTION

     2.1  GENERAL DEFINITIONS.

          The following words and phrases, when used in the Plan, unless otherwise specifically defined or unless the context clearly otherwise requires, shall have the following respective meanings:

          2.1.1 AFFILIATE.

               A Parent or Subsidiary of the Company or any Business Entity which, directly or indirectly, is controlled by the Company.

          2.1.2 AGREEMENT.

               The document which evidences the grant of any Benefit under the Plan and which sets forth the Benefit and the terms, conditions and provisions of, and restrictions relating to, such Benefit.

          2.1.3 BENEFIT.

               Any benefit granted to a Participant under the Plan

          2.1.4 BOARD.

               The Board of Directors of the Company.


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          2.1.5 BOARD ADVISOR.

               An advisor of the Board, so designated by the Board.

          2.1.6 BUSINESS ENTITY.

               Any corporation, partnership, limited liability partnership, limited liability company, trust, association, or other business or not for profit entity.

          2.1.7 CAUSE.

               Cause shall be determined by the Committee and shall include, but not be limited to, gross negligence, willful misconduct, flagrant or repeated violations of the Employer's policies, rules or ethics, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Employer, or dishonest, illegal or immoral conduct.

          2.1.8 CHANGE OF CONTROL.

               Change of Control means any of the following:

               (a) The acquisition, with or without the approval of the Board, by any "person" or "group" (as that term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than the Company or a Related Entity, of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of outstanding voting securities of the Company carrying more than 20% of the combined voting power in the election of directors through a tender offer, exchange offer or otherwise provided, however, that the sale of voting securities by the Company that constitutes a financing round shall not constitute a Change of Control;

               (b) the liquidation or dissolution of the Company following a sale or other disposition of all or substantially all of its assets;

               (c) a merger or consolidation involving the Company as a result of which persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation following the effective date of such merger or consolidation;

               (d) or any time during any two year period in which individuals who constituted the Board at the start of such period (or whose election was approved by at least two thirds of the then members of the Board who were members at the start of the two year period) do not constitute at least 50% of the Board for any reason.

     In addition, in the case of Participants employed by a Subsidiary or a division of the Company or a Subsidiary, the sale of a Subsidiary or the sale of all or substantially all of the assets of the Subsidiary or division shall constitute a Change of Control.


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     2.1.9 CODE.

          The Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

     2.1.10 COMPANY.

          Metaphore Pharmaceuticals, Inc.

     2.1.11 COMMITTEE.

          The Committee described in Section 5.1.

     2.1.12 COMMON STOCK.

          The Company's common stock.

     2.1.13 DIRECTOR.

          A member of the Board or a member of the Board of Directors of an Affiliate.

     2.1.14 EFFECTIVE TERMINATION EVENT.

          Any of the following events: a termination of Participant's employment by the Employer without Cause; a material decrease in Participant's compensation; a substantial decrease in the nature or scope of Participant's duties, responsibilities, powers, authority, title, position or status; or a material breach by the Employer of an employment, compensation or similar agreement between the Participant and the Employer.

     2.1.15 EMPLOYEE.

          Any person employed by the Employer.

     2.1.16 EMPLOYER.

          The Company and all Affiliates.

     2.1.17 FAIR MARKET VALUE.

          The last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, of the Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. (the "NYSE") or, if the Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any


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national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Shares are not quoted by any such organization, the average of the closing bid and asked prices on such date as furnished by a professional market maker making a market in the Shares selected by the Committee. If the Shares are not publicly held or so listed or publicly traded, the determination of the Fair Market Value per Share shall be made in good faith by the Committee.

     2.1.18 ISO.

          An Incentive Stock Option as defined in Section 422 of the Code.

     2.1.19 NQSO.

          A non-qualified stock Option, which is an Option that does not qualify as an ISO.

     2.1.20 OPTION.

          An option to purchase Shares granted under the Plan.

     2.1.21 PARENT.

          Any Business Entity (other than the Company or a Subsidiary) in an unbroken chain of Business Entities ending with the Company, if, at the time of the grant of an Option or other Benefit, each of the Business Entities (other than the Company) owns equity possessing 50% or more of the total combined voting power of all classes of equity in one of the other Business Entities in such chain.

     2.1.22 PARTICIPANT.

          An individual who is granted a Benefit under the Plan. Benefits may be granted only to Employees, Directors, Board Advisors, Scientific Advisory Board Members or consultants of the Company or an Affiliate.

     2.1.23 PLAN.

          The Metaphore Pharmaceuticals, Inc. 1998 Stock Option Plan and all amendments and supplements to it.

     2.1.24 PRIOR PLAN.

          The MetaPhore Pharmaceuticals, Inc. 1998 Stock Option Plan as amended up to January 1, 1999. As of January 1, 1999, the Plan shall be an amendment and restatement of the Prior Plan.


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          2.1.25 RELATED ENTITY.

               The Parent, a Subsidiary or any employee benefit plan (including a trust forming a part of such a plan) maintained by the Parent, the Company or a Subsidiary.

          2.1.26 RELOAD OPTION.

               An Option to purchase the number of Shares used by a Participant to exercise an Option and to satisfy any withholding requirement incident to the exercise of such Option

          2.1.27 SAR.

               A stock appreciation right, which is the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment

          2.1.28 SCIENTIFIC ADVISORY BOARD MEMBERS.

               An member of the scientific advisory board of the Company, so designated by the Board

          2.1.29 SHARE.

               A share of Common Stock

          2.1.30 SUBSIDIARY.

               Any Business Entity (other than the Company) in an unbroken chain of Business Entities beginning with the Company if, at the time of grant of an Option or other Benefit, each of the Business Entities, other than the last Business Entity in the unbroken chain, owns equity possessing 50% or more of the total combined voting power of all classes of equity in one of the other Business Entities in such chain.

     2.2  OTHER DEFINITIONS.

          In addition to the above definitions, certain words and phrases used in the Plan and any Agreement may be defined in other portions of the Plan or in such Agreement.

     2.3  CONFLICTS.

          In the case of any conflict in the terms of the Plan relating to a Benefit, the provisions in the section of the Plan which specifically grants such Benefit shall control those in a different section. In the case of any conflict between the terms of the Plan relating to a Benefit and the terms of an Agreement relating to a Benefit, the terms of the Plan shall control.


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3.   COMMON STOCK

     3.1  NUMBER OF SHARES.

          The number of Shares which may be issued or sold or for which Options or SARs may be granted under the Plan shall be 4,308,219 Shares. Such Shares may be authorized but unissued Shares, Shares held in the treasury, or both The full number of Shares available may be used for any type of Option or SAR

     3.2  REUSAGE.

          If an Option or SAR expires or is terminated, surrendered, or canceled without having been fully exercised, the Shares covered by such Option or SAR, as the case may be, shall again be available for use under the Plan. Any Shares which are used as full or partial payment to the Company upon exercise of an Option shall be available for purposes of the Plan

     3.3  ADJUSTMENTS.

          If there is any change in the Common Stock of the Company by reason of any stock split, stock dividend, spin off, split up, spin out, recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or otherwise, the number of SARs and number and class of shares available for Options and the number of Shares subject to outstanding Options or SARs, and the price thereof, as applicable, shall be appropriately adjusted by the Committee.

4.   ELIGIBILITY

     4.1  DETERMINED BY COMMITTEE.

          The Participants and the Benefits they receive under the Plan shall be determined solely by the Committee. In making its determinations, the Committee shall consider past, present and expected future contributions of Participants and potential Participants to the Employer, including, without limitation, the performance of, or the refraining from the performance of, services. Unless specifically provided otherwise herein, all determinations of the Committee in connection with the Plan or an Agreement shall be made in its sole discretion

5.   ADMINISTRATION

     5.1  COMMITTEE.

          The Plan shall be administered by the Committee. The Committee shall consist of the Board, unless the Board appoints a Committee of three or more but less than all of the Board. If the Committee does not include the entire Board, it shall serve at the pleasure of the Board, which may from time to time appoint members in substitution for members previously appointed and fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee made at a meeting at which a quorum is present shall be made by a majority of its


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members present at the meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

     5.2  AUTHORITY.

          Subject to the terms of the Plan, the Committee shall have discretionary authority to:

          (a) determine the individuals to whom Benefits are granted, the type and amounts of Benefits to be granted and the date of issuance and duration of all such grants;

          (b) determine the terms, conditions and provisions of, and restrictions relating to, each Benefit granted;

          (c) interpret and construe the Plan and all Agreements;

          (d) prescribe, amend and rescind rules and regulations relating to the Plan;

          (e) determine the content and form of all Agreements;

          (f) determine all questions relating to Benefits under the Plan;

          (g) maintain accounts, records and ledgers relating to Benefits;

          (h) maintain records concerning its decisions and proceedings;

          (i) employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable;

          (j) take, at any time, any action required or permitted by Section 9 irrespective of whether any Change of Control has occurred or is imminent;

          (k) determine limits on Options and SARs which may be granted to any Participant over a particular period of time; and

          (l) do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and carry out the purposes of the Plan.

     5.3  DELEGATION.

          The Committee may delegate all or any part of its authority under the Plan to any Employee, Employees or committee.

     5.4  DETERMINATION.

          All determinations of the Committee shall be final.


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6.   AMENDMENT OF PLAN.

     6.1  POWER OF BOARD.

          Except as provided in Section 6.2 or 8.2, the Board shall have the sole right and power to amend the Plan at any time and from time to time.

     6.2  LIMITATION.

          The Board may not amend the Plan, without approval of the shareholders of the Company:

          (a) in a manner which would cause Options which are intended to qualify as ISOs to fail to qualify; or

          (b) in a manner which would violate applicable law.

7.   TERM AND TERMINATION OF PLAN

     7.1  TERM.

          The Plan shall commence as of January 1, 1999 and, subject to the terms of the Plan, including those requiring approval by the shareholders of the Company and those limiting the period over which ISOs or any other Benefits may be granted, shall continue in full force and effect until terminated.

     7.2  TERMINATION.

          Subject to Section 8.2, the Plan may be terminated at any time by the Board.

8.   MODIFICATION OF BENEFITS

     8.1  GENERAL RIGHT OF COMMITTEE.

          Subject to Section 8.2, any Benefit may be converted, modified, forfeited or canceled, in whole or in part, by the Committee if and to the extent permitted in the Plan or applicable Agreement. Except as may be provided in an Agreement, the Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Benefit.

     8.2  RESTRICTION.

          Notwithstanding the provisions of Sections 6.1, 7.2 or 8.1, without the consent of the Participant to whom a Benefit was granted, no amendment or termination of the Plan or conversion, modification, forfeiture or cancellation of a Benefit may adversely affect such Participant's right to such Benefit granted prior to such amendment or termination of the Plan or conversion, modification, forfeiture or cancellation of such Benefit.


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9    CHANGE OF CONTROL

     9.1  COMMITTEE DISCRETION TO PROTECT BENEFITS.

          In order to maintain a Participant's rights in the event of a Change of Control, the Committee, in its sole discretion, may, in any Agreement evidencing a Benefit, or at any time prior to, or simultaneously with or after a Change in Control, provide such protection as it may deem necessary. Without in any way limiting the generality of the foregoing sentence or requiring any specific protection, the Committee may:

          (a) provide for the acceleration of any time periods relating to the exercise or realization of such benefit so that such benefit may be exercised or realized on or before a date fixed by the Committee;

          (b) provide for the purchase of any Benefit for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Benefit had such Benefit been currently exercisable or payable;

          (c) make such adjustment to the Benefits then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or

          (d) cause the Benefits then outstanding to be assumed, or new Benefits substituted therefor, by the surviving corporation in such change.

     9.2  AUTOMATIC ACCELERATED VESTING OF BENEFITS.

          Without the necessity of any action by the Committee, if within the one (1) year period following a Change of Control, a Participant experiences an Effective Termination Event, then effective upon the Company's receipt from Participant of written notice of such Effective Termination Event, then all time periods relating to the exercise or realization of the Participant's Benefit shall be accelerated so that such Benefit may be exercised or realized in accordance with the Participant's Agreement as if fully vested on the termination date and as if the Participant was terminated without Cause. Participant's written notice shall be sent to the Company's corporate offices and shall set forth in reasonable detail (a) the facts and circumstances claimed to provide a basis for Effective Termination Event, and (b) if the termination date is other than the date of receipt of such notice, the actual termination date.

10.  AGREEMENTS

     10.1 GRANT EVIDENCED BY AGREEMENT.

          The grant of any Benefit under the Plan may be evidenced by an Agreement which shall describe the specific Benefit granted and the terms and conditions of the Benefit. The granting of any Benefit shall be subject to, and conditioned upon, the recipient's execution of any Agreement required by the Committee. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan, and the Agreement shall be subject to all of the terms of the Plan.


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     10.2 PROVISIONS OF AGREEMENT.

          Each Agreement shall contain such provisions that the Committee shall determine to be necessary, desirable and appropriate for the Benefit granted which may include, but not necessarily be limited to, the following with respect to any Benefit: description of the type of Benefit; the Benefit's duration; its transferability; if an Option, the exercise price, the exercise period and the person or persons who may exercise the Option; the effect upon such Benefit of the Participant's death, disability, changes of duties or termination of employment; the Benefit's conditions; when, if, and how any Benefit may be forfeited, converted into another Benefit, modified, exchanged for another Benefit, or replaced; and the restrictions on any Shares purchased or granted under the Plan.

     10.3 TRANSFERABILITY.

          Unless otherwise specified in an Agreement or permitted by the Committee, each Benefit granted shall be not transferable other than by will or the laws of descent and distribution and shall be exercisable during a Participant's lifetime only by him.

11.  REPLACEMENT AND TANDEM AWARDS

     11.1 REPLACEMENT.

          The Committee may permit a Participant to elect to surrender a Benefit in exchange for a new Benefit.

     11.2 TANDEM AWARDS.

          Awards may be granted by the Committee in tandem. However, no Benefit may be granted in tandem with an ISO except SARs.

12.  PAYMENT, DIVIDENDS, DEFERRAL AND WITHHOLDING

     12.1 PAYMENT.

          Upon the exercise of an Option, the amount due the Company is to be paid:

          (a) in cash;

          (b) by the surrender of all or part of a Benefit (including the Option being exercised);

          (c) by the tender to the Company of Shares owned by the Participant and registered in his name having a Fair Market Value equal to the amount due to the Company;

          (d) in other property, rights and credits deemed acceptable by the Committee, including the Participant's promissory note;

          (e) by a cashless exercise arrangement or an attestation arrangement;
     or


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          (f) by any combination of the payment methods specified in (a), (b),
     (c), (d), and (e) above

          Notwithstanding, the foregoing, any method of payment other than (a) may be used only with the consent of the Committee or if and to the extent so provided in an Agreement. The proceeds of the sale of Shares purchased pursuant to an Option and any payment to the Company for other Benefits shall be added to the general funds of the Company or to the Shares held in treasury, as the case may be, and used for the corporate purposes of the Company as the Board shall determine.

     12.2 DIVIDEND EQUIVALENTS.

          Grants of Benefits in Shares or Share equivalents may include dividend equivalent payments or dividend credit rights.

     12.3 DEFERRAL.

          The right to receive any Benefit under the Plan may, at the request of the Participant, be deferred for such period and upon such terms as the Committee shall determine, which may include crediting of interest on deferrals of cash and crediting of dividends on deferrals denominated in Shares.

     12.4 WITHHOLDING.

          The Company may, at the time any distribution is made under the Plan, whether in cash or in Shares, or at the time any Option is exercised, withhold from such distribution or Shares issuable upon the exercise of an Option, any amount necessary to satisfy federal, state and local income and/or other tax withholding requirements with respect to such distribution or exercise of such Options. The Committee or the Company may require a participant to tender to the Company cash and/or Shares in the amount necessary to comply with any such withholding requirements.

13.  OPTIONS.

     13.1 TYPES OF OPTIONS.

          It is intended that both ISOs and NQSOs, which may be Reload Options, may be granted by the Committee under the Plan.

     13.2 GRANT OF ISOS AND OPTION PRICE.

          Each ISO must be granted to an Employee and granted within ten years from January 21, 1998, which is the date which is earlier of the date of adoption of the Prior Plan by the Board or Company's shareholders. The purchase price for Shares under any ISO shall be no less than the Fair Market Value of the Shares at the time the Option is granted.


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     13.3 OTHER REQUIREMENTS FOR ISOS.

          The terms of each Option which is intended to qualify as an ISO shall meet all requirements of Section 422 of the Code.

     13.4 NQSOs.

          The terms of each NQSO shall provide that such Option will not be treated as an ISO. The purchase price for Shares under any NQSO shall be no less than $.01 per Share.

     13.5 DETERMINATION BY COMMITTEE.

          Except as otherwise provided in Section 13.2 through Section 13.4, the terms of all Options shall be determined by the Committee.

14.  SARS.

     14.1 GRANT AND PAYMENT.

          The Committee may grant SARs. Upon electing to receive payment of a SAR, a Participant shall receive payment in cash, in Shares, or in any combination of cash and Shares, as the Committee shall determine.

     14.2 GRANT OF TANDEM AWARD.

          The Committee may grant SARs in tandem with an Option, in which case: the exercise of the Option shall cause a correlative reduction in SARs standing to a Participant's credit which were granted in tandem with the Option; and the payment of SARs shall cause a correlative reduction of the Shares under such Option.

     14.3 ISO TANDEM AWARD.

          When SARs are granted in tandem with an ISO, the SARs shall have such terms and conditions as shall be required for the ISO to qualify as an ISO.

     14.4 PAYMENT OF AWARD.

          SARs shall be paid by the Company to a Participant, to the extent payment is elected by the Participant (and is otherwise due and payable), as soon as practicable after the date on which such election is made.

15.  MISCELLANEOUS PROVISIONS

     15.1 UNDERSCORED REFERENCES.

          The underscored references contained in the Plan are included only for convenience, and they shall not be construed as a part of the Plan or in any respect affecting or modifying its provisions.


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     15.2 NUMBER AND GENDER.

          The masculine and neuter, wherever used in the Plan, shall refer to either the masculine, neuter or feminine; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

     15.3 UNFUNDED STATUS OF PLAN.

          The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made to a Participant by the Company, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

     15.4 TERMINATION OF EMPLOYMENT.

               (a) If the employment of a Participant by the Company terminates for any reason, except as otherwise provided in an Agreement, all unexercised, deferred, and unpaid Benefits may be exercisable or paid only in accordance with rules established by the Committee. These rules may provide, as the Committee may deem appropriate, for the expiration, forfeiture, continuation, or acceleration of the vesting of all or part of the Benefits.

               (b) For all awards of Benefits prior to January 1, 2002 and for all awards of Benefits on or after January 1, 2002 which do not specifically override this Section 15.4(b) in the Award, the following shall apply in the event of termination of employment:

                    (i) Termination for Cause After Option is Vested. If, on or after the date that the Option shall have first become exercisable, the Participant's employment shall be terminated by the Employer for. "Cause", as defined below, then the Participant's full interest in the Option shall terminate on the date of such termination of employment and all rights thereunder shall cease. Whether a Participant's employment is terminated for Cause shall be determined by the Committee. Cause shall include, but not be limited to gross negligence, willful misconduct, flagrant or repeated violations of the Employer's policies, rules or ethics, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Employer, or dishonest, illegal or immoral conduct. The employment of a Director, Board Advisor or Scientific Advisory Board Member shall be deemed to be terminated when he ceases to be in such role. If a Participant is both a Director, Board Advisor or Scientific Advisory Board Member and an Employee, his employment shall not be deemed to have been terminated as long as he remains in any of those roles.

                    (ii) Other Termination After Option is Vested If, on or after the date that the Option shall first have become exercisable, the Participant's employment shall be terminated for disability (as such term is defined at Section 422(c)(6) of the


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     Code), for death, by the Employer without Cause, or by the Participant, then the Participant or his personal representative and/or beneficiary, as the case may be, shall have the right (but not later than the Option Expiration Date) to exercise such Option to the extent that such Option or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised (A) for one year following termination of employment, if the Participant becomes disabled or dies, and
     (B) for three months following termination of employment, in the other cases described in this Section 15.4(b)(ii). If the Participant's employment terminates for a reason described in this Section 15.4(b)(ii) other than death or disability, and, if the Participant dies or becomes disabled prior to three months following termination of employment, then the Participant or his personal representative and/or beneficiary, as the case may be, shall have the right (but not later than the Option Expiration
     Date), to exercise such Option to the extent that such Option or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised for a period which, when added to the period which has elapsed following termination of employment until death or disability, equals one year Notwithstanding the foregoing, if the employment of a Director or a Scientific Advisory Board Member is terminated for a reason described in this Section 15.4(b)(ii), the Director or Scientific Advisory Board Member, or his personal representative and/or beneficiary, as the case may be, shall have the right to exercise any Option granted on or after July 23, 2004 to the extent that such Option or any installment thereof shall have accrued at the date of such termination of employment and shall not have been exercised, until the first anniversary of the date of such termination of employment. The employment of a Director, Board Advisor or Scientific Advisory Board Member shall be deemed to have been terminated by the Employer without Cause if the Participant ceases to serve in such role solely due to the failure to be reelected or reappointed and such failure is not a result of an act or omission which would constitute Cause.

                    (iii) Option Not Vested If the Participant's employment (or service as a Director, Board Advisor or Scientific Advisory Board Member) shall terminate before all or part of the Option shall have first become exercisable, then the Participant's interest in the Option to the extent not vested shall terminate and all rights to the extent not vested shall cease.

     15.5 DESIGNATION OF BENEFICIARY.

          A Participant may file with the Committee a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Committee may from time to time prescribe) to exercise, in the event of the death of the Participant, an Option, or to receive, in such event, any Benefits. The Committee reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise any Option or to receive any Benefit, the Committee may determine to recognize only an exercise by the legal representative of the recipient, in which case the


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Company, the Committee and the members thereof shall not be under any further liability to anyone.

     15.6 GOVERNING LAW.

          This Plan shall be construed and administered in accordance with the laws of the State of Missouri.

     15.7 PURCHASE FOR INVESTMENT.

          So long as the Common Stock of the Company is not publicly traded, the Committee may require each person purchasing Shares pursuant to an Option or other award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and without a view to distribution or resale. The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under all applicable laws, rules and regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate references to such restrictions.

     15.8 NO EMPLOYMENT CONTRACT.

          Neither the adoption of the Plan nor any Benefit granted hereunder shall confer upon any Employee any right to continued employment nor shall the Plan or any Benefit interfere in any way with the right of the Employer to terminate the employment of any of its Employees at any time.

     15.9 NO EFFECT ON OTHER BENEFITS.

          The receipt of Benefits under the Plan shall have no effect on any benefits to which a Participant may be entitled from the Employer, under another plan or otherwise, or preclude a Participant from receiving any such benefits.

     15.10 RESTRICTIONS.

          In addition to any restrictions imposed upon Shares acquired under the Plan set forth in Section 15.7, such Shares shall be subject to any restrictions contained in the Agreement or in any other agreement between the Participant and the Employer.


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